UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Compass Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

COMPASS THERAPEUTICS, INC.
80 Guest Street, Suite 601
Boston, MA 02135
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 2026
Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Compass Therapeutics, Inc. will be held on June 10, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/CMPX2026.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 29, 2026, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of our proxy materials and our 2025 Annual Report to Stockholders (the “2025 Annual Report”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2025 Annual Report. This process allows us to provide our stockholders with necessary information on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
The purpose of the Annual Meeting is the following:
1.
To elect two class III directors to our Board of Directors, to serve until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;
4.	To approve, on a non-binding, advisory basis, the holding of future advisory votes on the compensation of our named executive officers every one year, two years or three years; and
5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only Compass Therapeutics, Inc. stockholders of record at the close of business on April 15, 2026, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
To be admitted to the Annual Meeting and vote your shares, you must register at www.virtualshareholdermeeting.com/CMPX2026. You will be required to enter the control number provided on your proxy card, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting.

Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy by telephone or via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of our Board of Directors,

Thomas J. Schuetz, M.D., Ph.D. Chief Executive Officer

Boston, Massachusetts
April 29, 2026
Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) in accordance with the instructions listed on the proxy card.

i

COMPASS THERAPEUTICS, INC.

80 GUEST STREET, SUITE 601
BOSTON, MA 02135

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2026
This proxy statement contains information about the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Compass Therapeutics, Inc., which will be held on June 10, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/CMPX2026.
The Board of Directors of Compass Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Compass,” “we,” “us,” and “our” refer to Compass Therapeutics, Inc. The mailing address of our principal executive offices is Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135.
Only Compass Therapeutics, Inc. stockholders of record at the close of business on April 15, 2026, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.
To be admitted to the Annual Meeting and vote your shares, you must register at www.virtualshareholdermeeting.com/CMPX2026. You will be required to enter the control number provided on the proxy card and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.
If you are a stockholder of record, you can vote by proxy over the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) by following the instructions provided in the proxy materials, or you can vote by mailing your proxy as described in the proxy materials. If your shares are held in street name, you will receive instructions from your broker or other nominee that holds your shares explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Proxies submitted by mail must be received before the start of the Annual Meeting.All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
This proxy statement and our 2025 Annual Report to Stockholders are also available for viewing, printing and downloading at:
https://investors.compasstherapeutics.com/financials-filing/annual-meeting
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov or in the “Financials – SEC Filings” section of the “Investors” section of our website at www.compasstherapeutics.com.

COMPASS THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Our proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2025 Annual Report to Stockholders (the “2025 Annual Report”) will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2026. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2025 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice, and our Notice of 2026 Annual Meeting of Stockholders, this proxy statement and our 2025 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 15, 2026.
How many votes can be cast by all stockholders?
There were 180,087,915 shares of our common stock, par value $0.0001 per share, outstanding on April 15, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 15, 2026.
How do I vote my shares without attending the Annual Meeting?
If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) by following the instructions provided in the proxy materials, or you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting. If your shares are held in street name, you will receive instructions from your broker or other nominee that holds your shares explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone.
If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How can I attend and vote at the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, you will need to visit www.virtualshareholdermeeting.com/CMPX2026 and enter the control number provided on the proxy card to pre-register for the Annual Meeting, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.
To be admitted to the Annual Meeting and vote your shares, stockholders must register at www.virtualshareholdermeeting.com/CMPX2026 and provide the control number located in the shaded gray box on the proxy card.
Stockholders who have completed registration will receive an email with further instructions, including a unique link to access the Annual Meeting.
The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the email received on the morning of the Annual Meeting. You should allow ample time in advance of the meeting.
Additionally, questions regarding how to attend and participate via the Internet can be answered by calling the phone number provided in the email received prior to the Annual Meeting.
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to Compass and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Only stockholders who register and subsequently log in to attend the Annual Meeting will be able to ask questions at the Annual Meeting.
The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/CMPX2026 approximately one week prior to the date of the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions in the proxy materials and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws provide that a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our Amended and Restated Bylaws, any proposal other than an election of directors (which is decided by a plurality of the votes properly cast on the election of directors) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws. Votes withheld, abstentions, and broker “non-votes,” as applicable, are not included in the tabulation of the voting results on any proposal and, therefore, do not have an impact on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1, Proposal No. 3, and Proposal No. 4 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for this proposal, and your share will be counted as broker “non-votes.” Proposal No. 2 is a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
For Proposal No. 1, to be elected, each of the nominees for class III director must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote either FOR any one of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors.
For Proposal No. 2, the affirmative vote of a majority of the votes properly cast for this proposal is required to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes, if any, will have no effect on the outcome of this vote.
For Proposal No. 3, the affirmative vote of a majority of the votes properly cast for this proposal is required to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this vote.
For Proposal No. 4, the frequency receiving the greatest number of votes cast (i.e., every one year, every two years or every three years) will be considered the frequency selected by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Who pays for the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
What is householding?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary, telephone: (617) 500-8099. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
What interest do officers and directors have in matters to be acted upon?
Members of the Board of Directors and executive officers of Compass do not have any interest in any proposal that is not shared by all other stockholders of Compass, except for Proposal No. 1 (nominees to our Board of Directors will be elected).
Who should I call if I have any additional questions?
If you hold your shares directly, please call the Corporate Secretary of Compass at (617) 500-8099. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of seven members. In accordance with the terms of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, our Board of Directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms.
The members of the classes are divided as follows:
•	Class I Directors: Ellen V. Chiniara and Mary Ann Gray, and their terms will expire at the annual meeting of stockholders to be held in 2027;
•	Class II Directors: Philip J. Ferneau, James P. Boylan, and Carl L. Gordon, and their terms will expire at the annual meeting of stockholders to be held in 2028; and
•	Class III Directors: Thomas J. Schuetz and Richard S. Lindahl, and their terms will expire at the Annual Meeting.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Amended and Restated Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors has nominated Thomas J. Schuetz and Richard S. Lindahl, for election as the class III directors at the Annual Meeting. All nominees are currently directors and have consented to serve as our directors if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Compass. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Compass and our Board of Directors. There are no material legal proceedings to which any of our nominees and continuing directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Vote Required
To be elected, each of the nominees for class III director must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote either FOR any one of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
NOMINEES NAMED ABOVE AS CLASS III DIRECTORS.

Nominees for Election as Class III Directors
The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2026.

Name	Positions and Offices Held with Compass	Director Since	Age
Thomas J. Schuetz, M.D., Ph.D.	Vice Chairman of the BoardChief Executive Officer	2015	65
Richard S. Lindahl, M.B.A.	Director	2023	62

Thomas J. Schuetz, M.D., Ph.D., is our Chief Executive Officer and the vice chairman of our Board of Directors. He served as our Chief Executive Officer from July 2014 until January 2024 and from May 2024 to present, and he served as our President of Research and Development from January 2024 to May 2024. He has served as a director since 2014 and as vice chairman of the Board of Directors since January 2024. He has over 30 years of experience in oncology, biopharmaceutical drug development and life science venture investing. Dr. Schuetz co-founded Compass in 2014 following conceptual discussions while he was a venture partner at OrbiMed Advisors LLC. As a physician-scientist and serial entrepreneur, he aspired to create an antibody therapeutic company based on novel biology, protein engineering, and key medical insights gathered throughout his career. While at OrbiMed, Dr. Schuetz co-founded Audentes Therapeutics, Inc., where he served as a director until its acquisition by Astellas Pharma Inc. Also at OrbiMed, he participated in the investments in Enobia Pharma Inc. (“Enobia”), Relypsa, Inc. (“Relypsa”), and Arteaus Therapeutics, LLC (“Arteaus”), and served as a director at each of those companies. Enobia was acquired by Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) in 2011, Relypsa was acquired by Galenica AG in 2016 and Arteaus was acquired by Eli Lilly and Company (NYSE: LLY) in 2014. Dr. Schuetz has multiple years of clinical strategy, development, and operations experience including roles as chief medical officer of Therion Biologics Corporation, a cancer vaccine company, and as the vice president of clinical affairs at Transkaryotic Therapies, Inc., a company acquired by Shire Pharmaceuticals Group Plc. Dr. Schuetz completed his medical training at Massachusetts General Hospital, where he served as the chief medical resident, and completed a medical oncology fellowship at the Dana-Farber Cancer Institute. Dr. Schuetz holds a B.S. in chemistry from Xavier University, an M.D. from Harvard Medical School and a Ph.D. in genetics from Harvard University. We believe that based on Dr. Schuetz’s knowledge of our Company, industry, and business and his service as our Chief Executive Officer, Dr. Schuetz is qualified to serve on our Board of Directors.
Richard S. Lindahl, M.B.A., joined the Compass Board of Directors in April of 2023. Since March 2018, Mr. Lindahl has served as executive vice president, chief financial officer, and treasurer of Emergent BioSolutions, Inc. (NYSE: EBS), a global life sciences company focused on delivering protections against public health threats. Prior to joining Emergent BioSolutions, Inc., Mr. Lindahl served as chief financial officer of CEB Inc., a company providing best research and decision support to business leaders, from May 2009 until April 2017 and as its principal accounting officer until July 2015. From 2006 until 2008, Mr. Lindahl served as senior vice president and treasurer of Sprint Nextel Corporation and from 2005 to 2006, he served as vice president and treasurer of Sprint Nextel. From 1997 until 2005, Mr. Lindahl served in various positions at Nextel Communications, Inc., including as treasurer and in financial planning and analysis roles. Prior to joining Nextel, Mr. Lindahl held various positions at Pocket Communications, Inc., MCI Communications Corp., Deloitte & Touche LLP, and Casher Associates, Inc. Mr. Lindahl earned an M.B.A. from the Darden School at the University of Virginia and a B.A. in computer science from Dartmouth College. We believe that Mr. Lindahl is qualified to serve on our Board of Directors based on his extensive financial and business experience, including serving as a chief financial officer of multiple publicly traded companies.
Directors Continuing in Office
The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2026.

Name	Positions and Offices Held with Compass	Director Since	Class and Year in Which Term Will Expire	Age
Ellen Chiniara, J.D.	Director	2022	Class I – 2027	67
Mary Ann Gray, Ph.D.	Director	2022	Class I – 2027	73
Philip J. Ferneau, M.B.A, J.D.	Director	2015	Class III - 2028	64
James P. Boylan, M.B.A.	Director	2022	Class III - 2028	59
Carl L. Gordon, Ph.D., C.F.A.	Chairman of the Board	2015	Class III - 2028	61

Class I Directors (Term expires at the 2027 annual meeting of stockholders)
Ellen V. Chiniara, J.D., joined the Compass Board of Directors in April of 2022. In September of 2025, Ms. Chiniara retired from her role as chief legal officer and corporate secretary of biopharmaceutical company Kymera Therapeutics, Inc. (Nasdaq: KYMR), a position she had held since January of 2023. Ms. Chiniara previously served as executive vice president, chief legal officer and corporate secretary of Alexion Pharmaceuticals, Inc., a pharmaceutical company from January of 2018 until its acquisition by AstraZeneca PLC (LSE/Nasdaq: AZN) in July 2021. In this role, she was responsible for all global legal and intellectual property matters. Prior to joining Alexion, Ms. Chiniara was senior vice president, general counsel and corporate secretary of Alere Inc., a point-of-care diagnostics company, from October 2006 to its acquisition by Abbott Laboratories (NYSE: ABT) in October 2017. She was responsible for all legal matters and government affairs and, in June 2014 she assumed oversight of compliance matters. Earlier in her career, Ms. Chiniara was a partner at the law firm Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP). Ms. Chiniara received her J.D. from Stanford University’s School of Law and her B.A. from Bryn Mawr College. We believe that Ms. Chiniara is qualified to serve on our Board of Directors based on her extensive industry experience and expertise in legal, compliance, and governance matters.
Mary Ann Gray, Ph.D., joined the Compass Board of Directors in April of 2022. Dr. Gray has been President of Gray Strategic Advisors, LLC, a biotechnology strategic planning and advisory firm, since September 2003. Previously, she served as senior analyst and portfolio manager of Federated Kaufmann Fund (“Federated”). Prior to Federated, she served as a biotechnology equity research analyst at multiple firms. Earlier in her career, she worked as a senior scientist both at Schering Plough Research and NeoRx Corporation. Dr. Gray currently serves on the board of directors of BioAtla, Inc. (Nasdaq: BCAB) and Keros Therapeutics, Inc. (Nasdaq: KROS). From December of 2019 to March of 2026, Dr. Gray served on the board of Rapt Therapeutics, Inc. (Nasdaq: RAPT) until its acquisition by GSK plc (LSE/NYSE: GSK), and she has previously served on the board of directors of many public and private biotechnology companies, including Palisade Bio, Inc. (Nasdaq: PALI) from April of 2021 to March of 2024 and Sarepta Therapeutics, Inc. (Nasdaq: SRPT) from December of 2018 to June of 2022. Dr. Gray earned a B.S. from University of South Carolina, a Ph.D. in pharmacology from the University of Vermont and completed her post-doctoral work at Northwestern University Medical School and at the Yale University School of Medicine. We believe that Dr. Gray’s extensive experience in the biotechnology and biopharmaceutical industry experience, including serving on the boards of publicly traded life sciences companies and high-level accounting and financial expertise, qualifies her to serve on our Board of Directors.
Class II Directors (Term expires at the 2028 annual meeting of stockholders)
Philip J. Ferneau, M.B.A., J.D., joined the Compass Board of Directors in June of 2015. Mr. Ferneau is co-founder and serves as managing partner of Borealis Ventures (“Borealis”), a venture capital firm focused on healthcare opportunities, a position he has held since 2002. Mr. Ferneau currently leads Borealis’ investments in Adimab, LLC, Triveni Bio, Inc., Ankyra Therapeutics, Inc., Evox Therapeutics Ltd, Orbit Discovery Ltd, Ovation.i.o, Inc., Teckro Limited, and T-Cypher Bio Limited. Mr. Ferneau was also responsible for the firm’s prior investments in Avedro, Inc. (IPO, then acquired by Glaukos Corporation (NYSE: GKOS)), Avitide, Inc. (acquired by Repligen Corporation (Nasdaq: RGEN)), GlycoFi, Inc. (acquired by Merck & Co., Inc. (NYSE: MRK)), M2S (acquired by AIG Altaris Health Partners), and Vets First Choice, Inc. (now Covetrus, Inc.: formerly Nasdaq: CVET, now private). Mr. Ferneau received an A.B. degree from Dartmouth College, a J.D. from the University of Virginia School of Law and an M.B.A. (with High Distinction) from the Tuck School of Business at Dartmouth. We believe that Mr. Ferneau is qualified to serve on our Board of Directors based on his extensive investment and life sciences industry experience.
James P. Boylan, M.B.A., joined the Compass Board of Directors in November of 2022. Since May 2022, Mr. Boylan has led Enavate Sciences, a portfolio company of Patient Square Capital, LP. Mr. Boylan also currently serves on the board of directors of Immunome, Inc. (Nasdaq: IMNM) since October 2023, Zenas BioPharma, Inc. (Nasdaq: ZBIO) since November 2022, and Graviton Bioscience Corporation, and served on the board of CAMP4 Therapeutics Corporation (Nasdaq: CAMP) from June of 2022 until September of 2025. Prior to Enavate Sciences, Mr. Boylan was the President and Head of Investment Banking at SVB Leerink LLC (now Leerink Partners LLC) from 2009 to April 2021 and managing director, Healthcare Investment Banking at Merrill Lynch and Co., Inc.. Across his 25 years in investment banking, Mr. Boylan has worked with numerous life sciences and biotechnology companies to develop strategy and complete transactions in capital markets and mergers & acquisitions. Mr. Boylan earned an M.B.A. in finance from Columbia Business School and a B.S. in finance from Lehigh University. We believe that Mr. Boylan is qualified to serve on our Board of Directors due to his extensive investment and business experience in the life sciences and biotechnology sectors.
Carl L. Gordon, Ph.D., C.F.A., joined the Compass Board of Directors upon Compass’s inception in 2015. Dr. Gordon is a managing partner at OrbiMed Advisors LLC, an investment firm, a position he has held since 1998. Dr. Gordon currently serves on the boards of directors of Keros Therapeutics Inc. (Nasdaq: KROS) since March 2020 and Lomond Therapeutics Holdings, Inc. (trading on OTC) since August 2024, as well as several private companies. Dr. Gordon previously served on the boards of directors of several publicly-traded companies, including Adicet Bio, Inc. (Nasdaq: ACET) from August 2015 to April 2025, ArriVent BioPharma, Inc. (Nasdaq: AVBP) from December 2022 to June 2025, Gemini Therapeutics Inc. (which merged with Disc Medicine, Inc. (Nasdaq: IRON)) from April 2016 to December 2022, Kinnate Biopharma, Inc. (Nasdaq: KNTE) form December 2019 to April 2024, MBX Biosciences, Inc. (Nasdaq: MBX) from July 2020 to June 2025, ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC) from November 2015 to November 2021, Terns Pharmaceuticals, Inc. (Nasdaq: TERN) from October 2018 to February 2025, and Theseus Pharmaceuticals, Inc. (acquired by Concentra Biosciences, LLC) from June 2018 to February 2024. Dr. Gordon received a B.A. in Chemistry from Harvard College, a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology, and was a Fellow at The Rockefeller University. We believe that Dr. Gordon is qualified to serve on our Board of Directors due to his scientific expertise, extensive business experience, and experience in venture capital and the life science industry.
Executive Officers Who Are Not Directors
The following table identifies our executive officers who are not directors and sets forth their current positions at Compass and their ages as of April 15, 2026.

Name	Positions Held with Compass	Officer Since	Age
Barry Shin, J.D., M.B.A.	Chief Financial Officer	2024	54
Jonathan E. Anderman, J.D.	General Counsel & Corporate Secretary	2024	43
Neil Lerner, C.P.A.	Chief Accounting Officer	2024	58
Arjun Prasad, M.B.A., M.P.H.	Chief Commercial Officer	2026	48
Cynthia Sirard, M.D.	Chief Medical Officer	2026	56
Bing Gong, Ph.D.	Chief Scientific Officer	2026	50

Barry Shin, J.D., M.B.A., is our Chief Financial Officer and our principal financial officer. He joined Compass in December 2024 with over two decades of experience in the biopharmaceutical sector as a public company executive, an investment banker, and a corporate attorney. Most recently, Mr. Shin served as executive vice president, chief operating officer and chief financial officer at Trevena, Inc. (OTC: TRVN) from February 2024 to December 2024, a company that developed and commercialized novel medicines for patients with central nervous system conditions. He was promoted to that role in February 2024 after serving as senior vice president and chief financial officer starting in June 2019. Previously, Mr. Shin was a managing director in the Healthcare Investment Banking Groups at both Mizuho Securities USA LLC and Guggenheim Securities, LLC. He also served in positions of increasing responsibility within the Healthcare Investment Banking Group of Piper Sandler & Co. after beginning his career advising healthcare and technology companies in financing and M&A transactions as a corporate attorney. Mr. Shin received a B.Sc. and joint J.D./M.B.A. from the University of Toronto.
Jonathan E. Anderman, J.D., is our Senior Vice President, General Counsel & Corporate Secretary. He was promoted to that role in July 2024 after serving as our Head of Legal Affairs & Corporate Secretary from August 2021 to July 2024. Mr. Anderman brings deep legal experience in the healthcare and life sciences industry, having served as in-house and outside counsel to biotechnology and pharmaceutical companies of various stages and sizes across multiple therapeutic areas, with a legal practice spanning general corporate, business development, commercial, regulatory, and compliance. Immediately prior to joining Compass, Mr. Anderman was Global Commercial Counsel at Biogen, Inc. (Nasdaq: BIIB) from January 2020 until August 2021. Earlier in his career, he was Assistant General Counsel at Intarcia Therapeutics, Inc. and he was a healthcare and life sciences attorney in private practice at Holland & Knight LLP. Mr. Anderman earned his J.D. from Boston University School of Law and his B.A. from the Pennsylvania State University.

Neil Lerner, C.P.A., is our Senior Vice President, Chief Accounting Officer and our principal accounting officer. Mr. Lerner joined Compass in November 2020 as Vice President of Finance and served in that role until becoming Chief Accounting Officer in January 2025. Mr. Lerner is a finance leader with over 25 years of accounting, finance, and business experience, including SEC reporting, system implementations, budgeting and forecasting, SOX, and cost accounting. Prior to joining Compass, Mr. Lerner was the vice president of finance and primary financial officer of Psychemedics Corporation (formerly Nasdaq: PMD, OTC: PMDI), a diagnostic company from October 2010 to November 2020, leading the accounting and finance functions. Previously, he held several financial leadership roles with Johnson & Johnson (NYSE: JNJ), including finance partner for the R&D and new business development organization, leading an enterprise resource planning implementation, plant controller, and as an internal auditor. Mr. Lerner is a C.P.A. and has a B.S. from the University of Colorado Denver and a Master’s of International Management from the University of Denver.
Arjun Prasad, M.B.A., M.P.H., is our Chief Commercial Officer. Mr. Prasad joined Compass in January 2026 with over fifteen years of commercial experience in both biotech and large pharma. Before joining Compass, Mr. Prasad held roles of increasing responsibility, including as the chief commercial officer, at Servier Pharmaceuticals LLC from October 2023 to January 2026 and head of sales & marketing from April 2021 to October 2023, where he was ultimately responsible for all commercial functions including sales, marketing, market access, and patient services across the company’s portfolio in both solid tumors and hematologic malignancies. Previously, Mr. Prasad led Global Oncology Marketing as well as portfolio-wide Commercial Operations & Analytics at Agios Pharmaceuticals, Inc. (Nasdaq: AGIO) from September 2019 to March 2021. Additionally, he held positions of increasing seniority within the commercial organization of Genentech, Inc. Mr. Prasad has experience with over 10 oncology launches, including the recent launch of VORANIGO® in 2024. Mr. Prasad also helped commercialize TIBSOVO® for patients with advanced BTC whose tumors have an actionable IDH1 mutation. Prior to his career in the life sciences industry, Mr. Prasad spent several years working in global public health and health policy roles. Mr. Prasad received his B.A. from Washington University in St. Louis and an M.P.H., M.B.A. from Johns Hopkins University.
Cynthia Sirard, M.D., is our Chief Medical Officer. Dr. Sirard joined Compass in January 2026. Previously, Dr. Sirard was at Leap Therapeutics, Inc. (“Leap”) (formerly Nasdaq: LPTX) from April 2012 to July 2025, where she spearheaded the development of multiple first-in-class oncology agents and served as the Chief Medical Officer from April 2020 to July 2025. Previously, Dr. Sirard held leadership roles in clinical development at Sanofi (Nasdaq: SNY) and Genzyme Corporation. Throughout her career, Dr. Sirard has guided multiple programs through investigational new drug application filings, clinical development, pivotal trials, and regulatory approval. Her expertise spans biomarker-driven strategies, global regulatory planning, and strategic partnerships with leading biopharma companies. Dr. Sirard’s pioneering work has advanced the use of novel immuno-oncology approaches in treating life-threatening cancers such as colorectal, gastroesophageal, gynecologic, hepatobiliary, and genitourinary malignancies. Dr. Sirard received her B.S. from University of Massachusetts Amherst and her M.D. from Chicago Medical School at Rosalind Franklin University of Medicine and Science. She is a gastrointestinal-focused medical oncologist and completed her medical training and hematology and oncology fellowship at Harvard Medical School’s Beth Israel Deaconess Medical Center.
Bing Gong, Ph.D., is our Senior Vice President of Discovery Research at Compass. Dr. Gong joined Compass in September 2015, bringing more than 10 years of biotech industry experience as a scientific leader for protein analytics and characterization. Before joining Compass, Dr. Gong was a senior principal scientist at Pfizer Global BioTherapeutic Technologies from July 2014 to September 2015, where he focused on developability assessment of antibody therapeutics. Earlier in his career, Dr. Gong worked at GlycoFi, Inc., a wholly owned subsidiary of Merck & Co., Inc. (NYSE: MRK), where he led a team of scientists responsible for biochemical and biophysical characterization of therapeutic proteins. Dr. Gong has published extensively on glycoprotein analysis and therapeutic antibody development and characterization. Dr. Gong earned his Ph.D. in biochemical engineering from the Thayer School of Engineering at Dartmouth College on a Merck Research Laboratories sponsored Doctoral Fellowship. He has an M.Sc. in biochemistry from UMass-Amherst and a B.Sc. in Microbiology from Huazhong Agricultural University in China.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP
Compass’s stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of CohnReznick LLP as Compass’s independent registered public accounting firm for the fiscal year ending December 31, 2026. CohnReznick LLP has served as Compass’s independent registered public accounting firm since 2020.
The Audit Committee is solely responsible for selecting Compass’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint CohnReznick LLP as Compass’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of CohnReznick LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain CohnReznick LLP. If the selection of CohnReznick LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Compass and its stockholders.
A representative of CohnReznick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Vote Required
The affirmative vote of a majority of the votes properly cast for this proposal is required to ratify the appointment of CohnReznick LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes, if any, will have no effect on the outcome of this vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 3 – NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act and the related results of the SEC, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. Although this is a non-binding, advisory vote, our Board of Directors and our Compensation Committee will consider the outcome of the “Say-on-Pay” vote described in this Proposal No. 3 and the related “Say-on-Frequency” vote described in Proposal No. 4 of this proxy statement at the Annual Meeting and in the future when making compensation determinations for our named executive officers because we value the opinion of our stockholders and believe the vote is good corporate governance.
As described under the heading “Executive Compensation”, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. We urge you to read the Executive Compensation section of this proxy statement for additional details on executive compensation programs, including compensation philosophy and objectives, and the compensation of named executive officers during fiscal year 2025.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.
Accordingly, the Board of Directors recommends that stockholders approve the following resolution at the Annual Meeting:
RESOLVED, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2026 Annual Meeting of Stockholders, the “Executive Compensation”, the 2025 Summary Compensation Table, and accompanying narrative discussion.
This vote is advisory, and therefore not binding on us, the Board of Directors, or our compensation committee. However, our Board of Directors and Compensation Committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.
Vote Required
The affirmative vote of a majority of the votes properly cast for this proposal is required to approve, on a non-binding, advisory basis, the compensation of our named executed officers. Abstentions and broker non-votes will have no effect on the outcome of this vote.
OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 – NON-BINDING, ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act and the related rules of the SEC our stockholders are also being asked to approve on a non-binding, advisory basis, how frequently we should hold future Say-on-Pay votes. This is commonly known as a “Say-on-Frequency” proposal, which we are obligated to submit to our stockholders at least once every six years.
The vote on this proposal is advisory only and it is not binding on the Company, our Board of Directors, or our Compensation Committee. We may determine in the future that it is in the best interests of the Company and our stockholders to hold Say-on-Pay votes more or less frequently than the frequency indicated by stockholders in voting on this proposal, but we plan to consider the results in determining the frequency of our Say-on-Pay votes because we value the opinions of our stockholders.
Currently, we believe that it is in the best interests of the Company and our stockholders to hold a Say-on-Pay vote every year, and this is the frequency recommended by our Board of Directors. We believe this frequency will enable our stockholders to vote, on a non-binding, advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to greater transparency and more meaningful and timely communication between the Company and our stockholders regarding the compensation of our named executive officers.
Vote Required
To approve, on a non-binding, advisory basis, the holding of future advisory votes on the compensation of our named executive officers every one year, two years or three years, the frequency receiving the greatest number of votes cast (i.e., every one year, every two years or every three years) will be considered the frequency selected by our stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR “ONE YEAR” AS THE PREFERRED FREQUENCY FOR THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:
•	Nominees should demonstrate high standards of personal and professional ethics and integrity.
•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Nominees should have skills that are complementary to those of the existing board.
•	Nominees should have the ability to assist and support management and make significant contributions to Compass’s success.
•
Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such recommendations should be submitted to our Corporate Secretary at our principal executive offices and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder director recommendations should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our Amended and Restated Bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. See the section entitled “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.
Director Independence
Applicable Nasdaq rules require a majority of a listed company’s Board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that Compensation Committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s Compensation Committee, Rule 10C-1 under the Exchange Act requires that a company’s Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member, including: the source of compensation to the director, any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors except Thomas J. Schuetz are independent directors, including for purposes of the Nasdaq rules and the federal securities laws and regulations. Thomas J. Schuetz is not an independent director under these rules because he is an executive officer of our Company. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board of Directors and each of our committees will comply with applicable Nasdaq requirements and the rules and regulations of the SEC. There are no family relationships among any of our directors and executive officers.
Board Committees
Our Board of Directors established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is posted on our website at: https://investors.compasstherapeutics.com/corporate-governance/documents-charters
The table below shows current membership for each of the standing committees of our Board of Directors.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Richard S. Lindahl*	Philip Ferneau*	Carl Gordon*
James Boylan	Ellen Chiniara	Philip Ferneau
Ellen Chiniara		Mary Ann Gray

*	Denotes committee chair
Audit Committee
Our Board of Directors has determined that each member of the Audit Committee during 2025 and currently is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Richard S. Lindahl as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC.
During the fiscal year ended December 31, 2025, the Audit Committee met four times. The Audit Committee also acted through various written consents and resolutions throughout the year.
Pursuant to its written charter, the Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
•
recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing earnings releases; and
•	overseeing our privacy and information security program and reviewing incident reports regarding cybersecurity and other information technology risks with management.
Compensation Committee
Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules.
During the fiscal year ended December 31, 2025, the Compensation Committee met four times. The Compensation Committee also acted through various written consents and resolutions throughout the year.
Pursuant to its written charter, the Compensation Committee’s responsibilities include:
•
annually reviewing and recommending corporate goals and objectives to our Board of Directors relevant to the compensation of our Chief Executive Officer, our other executive officers, and the Company as a whole;

•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board of Directors for determination the compensation of our Chief Executive Officer;

•	reviewing and recommending the compensation of our other executive officers to our Board of Directors;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our Stock Option and Incentive Plan and other executive and employee compensation plans;
•
evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules, and retaining and approving the compensation of any such advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the Board of Directors with respect to director compensation;
•	preparing the Compensation Committee report required by SEC rules, if and when required, to be included in our annual report on form 10-K and annual proxy statement; and
•	reviewing and discussing with management the compensation discussion and analysis, if and when required, to be included in our annual proxy statement or Annual Report on Form 10-K.

Nominating and Corporate Governance Committee
Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules.
During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met five times. The Nominating and Corporate Governance Committee also acted through various written consents and resolutions throughout the year.
Pursuant to its written charter, the Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending to our Board of Directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Director’s committees;
•	reviewing and discussing with our Board of Directors the corporate succession plans for the Chief Executive Officer and other key officers;
•	developing and recommending to our Board of Directors a set of corporate governance guidelines; and
•	overseeing the evaluation of our Board of Directors and management.
Our Nominating and Corporate Governance Committee also oversees and advises on certain human capital management and talent and performance management for the Company and the Board of Directors. The Nominating and Corporate Governance Committee may review, discuss, evaluate, and make recommendations on senior management at the Company, leadership planning and succession, and overall talent management. The Nominating and Corporate Governance Committee also oversees the Board of Directors review of its own performance, including through managing the annual evaluation process for the Board of Directors.
The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our Amended and Restated Bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our Board of Directors delegates the identification and evaluation process to the Nominating and Corporate Governance Committee, with the expectation that other members of our Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the

Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval to fill a vacancy or as director nominees for election to our Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Board and Committee Meetings Attendance
The full Board of Directors met six times during 2025. During 2025, each member of our Board of Directors attended at least 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of our Board of Directors on which such person served (during the periods that such person served). The Board of Directors also acted through various written consents and resolutions throughout the year.
Director Attendance at Annual Meeting of Stockholders
Directors are encouraged to attend the annual meeting of stockholders. All directors attended the 2025 annual meeting.
Policy on Trading, Pledging and Hedging of Company Stock
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our executive officers, directors, employees, and certain designated consultants and contractors that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards that are applicable to us. Our Insider Trading Compliance Policy is incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K, filed on March 5, 2026. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities.
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our Audit Committee, purchases or sales of puts, calls, or other derivative securities of Compass or any derivative securities that provide the economic equivalent of ownership.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website under the “Investors” section. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board of Directors Leadership Structure and Board of Director’s Role in Risk Oversight
We have established a role of the chairperson of the Board of Directors, which is held by Carl L. Gordon, and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while the chairperson of the Board of Directors will lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chairperson of the Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow. We have, however, also established the role of vice chairman of the Board of Directors to assist the chairperson in oversight responsibilities and this role is held by Thomas J. Schuetz, our Chief Executive Officer.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction intellectual property, cybersecurity, and information technology. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing risk management is conducted primarily through the committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee of the Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Directors of Compass
Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Compass Therapeutics, Inc.
Attn: [Director Name], 80 Guest Street, Suite 601
Boston, Massachusetts 02135 United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Compass’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Compass’s legal counsel, with independent advisors, with non-management directors, or with Compass’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Compass regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act.

DIRECTOR COMPENSATION
In 2025, we updated our standard cash compensation structure for our directors in the form of annual cash retainers as set forth below. These annual cash retainers are paid on a quarterly basis. Effective January 1, 2026, the Board of Directors updated the annual cash retainers as set forth below.

Position	2026	2025
Annual Director Retainer	$45,000	$45,000
Chairperson of the Board	$25,000	$15,000
Chairperson of the Audit Committee	$15,000	$10,000
Chairperson of the Compensation Committee	$12,000	—
Chairperson of the Nominating & Corporate Governance Committee	$10,000	—
Audit Committee Membership	$7,500	$5,000
Compensation Committee Membership	$6,000	$5,000
Nominating & Corporate Governance Committee Membership	$5,000	$5,000

In addition, the Board of Directors has set standard target equity grants for our non-employee directors both at the time of initial appointment as a director and on an annual basis. Prior to January 1, 2026, new directors received options to purchase 50,000 shares of common stock at initial appointment as a director and existing directors had an annual target grant of options to purchase 40,000 shares of common stock, all of which vested in substantially equal monthly installments over four years following the date of grant. Starting in 2026, new directors will receive options to purchase 120,000 shares of common stock at initial appointment as a director vesting in equal monthly installments over three years and existing directors have an annual target grant of options to purchase 60,000 shares of common stock vesting in full on year after the grant date at the Company’s annual meeting. All such director equity grants are analyzed individually and subject to approval by the full Board of Directors.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Mary Ann Gray	45,000	—	108,400	153,400
Ellen Chiniara	60,000	—	108,400	168,400
Carl L. Gordon	65,000(3)	—	108,400	173,400
Philip J. Ferneau	55,000(3)	—	108,400	163,400
James P. Boylan	50,000(3)	—	108,400	158,400
Richard S. Lindahl	55,000	—	108,400	163,400

(1)	No stock awards were issued in 2025.
(2)
The amount represents the fair value of the option awards as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 to our financial statements for the year ended December 31, 2025. Note that the amounts reported in this column reflect the accounting cost for these stock option awards, and do not correspond to the actual economic value that may be received by the named executive officers from the awards. As of December 31, 2025, each of our non-employee directors held the following unexercised stock options:

Non-Employee Director	Number of Unexercised Options Held as of December 31, 2025
Mary Ann Gray	165,000
Ellen Chiniara	165,000
Carl L. Gordon	170,000
Philip J. Ferneau	160,000
James P. Boylan	80,000
Richard S. Lindahl	130,000

(3)	Cash retainers payable to the directors were made directly to the funds that they represent.

EXECUTIVE COMPENSATION
This section discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative. As a “smaller reporting company”, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies.
Overview
Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of incentive units (which were converted to shares of restricted stock at the time of the Merger), stock options, restricted stock units, and other employee benefits generally available to our employees.
Our named executive officers for the year ended December 31, 2025 were as follows:
•	Thomas J. Schuetz, M.D., Ph.D., Chief Executive Officer;
•	Barry Shin, J.D., M.B.A., Chief Financial Officer; and
•	Jonathan E. Anderman, J.D., General Counsel & Corporate Secretary.
Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas J. Schuetz, MD., Ph.D. Chief Executive Officer	2025	630,000	381,150	—	4,065,000	21,000	5,097,150
	2024	575,000	400,000	1,230,375	867,882	19,800	3,093,057
Barry Shin(3) Chief Financial Officer	2025	480,000	216,000	—	677,500	21,000	1,394,500
	2024	296,888	50,000(4)	660,000	481,254	—	1,220,942
Jonathan Anderman General Counsel and Corporate Secretary	2025	450,000	198,000	—	758,800	—	1,427,800
	2024	326,820(5)	195,000	—	352,015	19,800	893,635

(1)
These columns represent the fair value of the stock and option awards as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value are set forth in Note 9 to our financial statements for the year ended December 31, 2025. Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers from the awards.

(2)	Consists of 401(k) plan employer matching contributions.
(3)	Mr. Shin joined the Company in December 2024.
(4)	Represents a one-time signing bonus paid to Mr. Shin in connection with the commencement of his employment.
(5)	Mr. Anderman’s total 2024 compensation reflects an unpaid leave of absence period in April 2024 and a salary adjustment in August 2024.
Narrative to Summary Compensation Table
Compensation Decisions
Compensation decisions for our Chief Executive Officer and our other executive officers are primarily recommended by the Compensation Committee and approved by the Board of Directors. The Compensation Committee meets at least annually to discuss the progress of the Company toward its strategic and business goals, and performance of the executive management of the Company. In addition, the Compensation Committee determines and approves the compensation of the executive officers, including the named executive officers, and meets periodically and on an ad hoc basis to address miscellaneous compensation matters.

In setting compensation, our Board of Directors and Compensation Committee considers the historical levels of compensation for our executives, comparable positions and skillsets in the market at peer companies, individual and corporate performance against goals and objectives, our desire to align executive interests with stockholders in both the short- and long-term, and long-term commitment to Compass and its goals. In general, we target being competitive to our peer companies and utilize independent, third-party benchmarking and analytics to inform our level and mix of base salary, annual bonus, and long-term equity incentives.
Our Compensation Committee has also retained the services of Alpine Rewards as its external compensation consultant and the Board of Directors seeks Alpine Reward’s input and analysis on certain compensation matters where they deem it appropriate. Alpine Rewards reports directly to the Compensation Committee, which has the authority to initiate, terminate, and direct the scope of its engagement. Alpine Rewards provides us various compensation-related services, including peer group evaluations, analysis of cash and equity executive compensation, guidance on broader employee compensation, advice on industry and peer group practices, and general market information. The Compensation Committee has assessed the independence of Alpine Rewards pursuant to SEC and Nasdaq rules and concluded that the work of Alpine Rewards does not raise any conflict of interest.
Elements of Executive Compensation
Base Salaries. Base salaries for the named executive officers are determined annually by the Board of Directors or Compensation Committee, based on the scope of each officer’s responsibilities and taking into account each individual’s skills and experience, along with his or her respective experience and contributions during the prior year. When reviewing base salaries, the Board of Directors takes factors into account such as each officer’s experience and individual performance, their level and tenure in the role, Compass’s performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor.
The annual base salaries for each of our named executive officers for the fiscal year ended December 31, 2025 are set forth in the table below:

Name	2025 Base Salary
Thomas Schuetz.	$630,000
Barry Shin	$480,000
Jonathan Anderman	$450,000

Annual Cash Bonuses. All of our named executive officers participate in the Compass Therapeutics, Inc. annual cash bonus program, which promotes and rewards the executives for the achievement of key strategic and business goals. For the 2025 fiscal year, each of our named executive officers was eligible to receive a bonus, calculated as a percentage of salary as follows, modified by the Board of Directors’ assessment of company and individual performance: 55% (Thomas Schuetz), 45% (Barry Shin), and 40% (Jonathan Anderman). Early in 2026, the Board of Directors determined that the Company achieved 110% of its 2025 corporate goals and calibrated annual bonus amounts for executive officers and other employees accordingly, with individual performance adjustments as merited. The final bonus payout amounts for 2025 are reflected in the Summary Compensation Table.
Equity Awards. The Board of Directors believes that equity grants provide executives with a strong link to Compass’s long-term performance, create an ownership culture and help to align the interests of executive officers and Compass’s equity holders. Accordingly, the Compensation Committee periodically reviews the equity incentive compensation of the named executive officers and from time to time may grant equity incentive awards to them. In 2025, we granted stock options to each of our named executive officers, as reflected in the “Outstanding Equity Awards at 2025 Fiscal Year End Table” below.
Other Benefits. The named executive officers are eligible for additional benefits, such as participation in our 401(k) plan, life insurance and health benefits that are generally available to all employees.

Outstanding Equity Awards at 2025 Fiscal Year End
The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2025.

Name and Principal Position	Vesting Commencement Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Securities That Have Not Vested (#)(1)	Market Value of Securities That Have Not Vested ($)(1)
Thomas J. Schuetz, M.D., Ph.D. Chief Executive Officer	8/6/2020(4)	500,000	—	$5.00	8/6/2030	—	—
	12/22/2020(4)	250,000	—	$5.00	12/22/2030	—	—
	2/9/2021(2)	700,000	—	$5.00	2/9/2031	—	—
	2/18/2022(3)	670,864	29,136	$2.40	2/18/2032	—	—
	2/8/2023(3)	495,856	204,144	$3.93	2/8/2033	250,000	1,342,500
	1/9/2024(3)	305,463	332,037	$1.93	1/9/2034	478,125	2,567,531
	2/11/2025(3)	312,500	1,187,500	$3.65	2/11/2035	—	—
Barry Shin Chief Financial Officer	12/9/2024(2)	100,000	300,000	$1.65	12/9/2034	300,000	1,611,000
	2/11/2025(3)	52,090	197,910	$3.65	2/11/2035	—	—
Jonathan Anderman General Counsel and Corporate Secretary	8/30/2021(2)	130,000	—	$4.05	8/30/2031	—	—
	11/16/2021(3)	85,000	—	$3.83	11/16/2031	—	—
	2/18/2022(3)	47,932	2,068	$2.40	2/18/2032	—	—
	2/8/2023(3)	56,678	23,322	$3.93	2/8/2033	—	—
	2/9/2024(3)	36,674	43,326	$1.57	2/9/2034	—	—
	8/13/2024(3)	100,000	200,000	$1.20	8/13/2034	—	—
	2/11/2025(3)	58,340	221,660	$3.65	2/11/2035	—	—

(1)
The market value was determined using fair market value of $5.37 multiplied by the number of securities not vested. The fair market value was the closing stock price as of December 31, 2025. Stock awards vests in four equal annual installments, with the first installment vesting one year after the vesting commencement date.

(2)
Vesting schedule: 25% on the first anniversary of the vesting commencement date and the balance vesting in approximately equal monthly installments on the last day of each of the next 36 one-month periods.

(3)	Vesting schedule: approximately equal monthly installments following the vesting commencement date on the last day of each of the next 48 one-month periods.
(4)	Vesting schedule: 50% on the vesting commencement date and the balance vest in equal monthly installments over the next 24 months.
Employment Arrangements with our Named Executive Officers
Thomas J. Schuetz, M.D., Ph.D.
Dr. Schuetz, our Chief Executive Officer and co-founder, has been employed by Compass and Compass Therapeutics LLC since June of 2014. On April 2, 2021, we entered into an employment agreement with Dr. Schuetz, which we amended and replaced on January 8, 2024 in connection with our CEO transition plan, and which we subsequently amended and replaced on May 28, 2024 when Dr. Schuetz transitioned back to the CEO role (the “Schuetz Employment Agreement”). Pursuant to the Schuetz Employment Agreement, Dr. Schuetz is entitled to an annual base salary, which is subject to review and redetermination by our board of directors or our compensation committee, and he is eligible to receive an annual bonus determined by our board of directors or the compensation committee, with a target amount calculated as a percentage of his annual base salary. The Schuetz Employment Agreement also provides that his employment with us is “at-will,” his employment is not for a specified term, and he is eligible to participate in benefit programs made available to our employees generally.
Under the Schuetz Employment Agreement, if Dr. Schuetz’s employment is terminated by the Company other than for “Cause” (as defined in the Schuetz Employment Agreement) or if Dr. Schuetz terminates his employment for “Good Reason” (as defined in the Schuetz Employment Agreement), and if the termination does not occur during the 12 months following a Change in Control, Dr. Schuetz will receive the following severance benefits: (a) 12 months of continued base salary payments; (b) up to 12 months of Company-reimbursed Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums; and (c) if the date of termination is in the first quarter of the calendar year, any earned but unpaid annual bonus from the prior calendar year’s performance. In addition, if the Company terminates Dr. Schuetz other than for Cause or if Dr. Schuetz terminates his employment for Good Reason during the 12-month period following a “Change in Control” (as defined in the Schuetz Employment Agreement), then, instead of the severance benefits described above, Dr. Schuetz will receive the following severance benefits: (i) a lump sum payment equal to (x) 15 months of continued base salary payments and target bonus for such period, (y) unpaid annual bonus for the prior year if termination occurs in the first calendar quarter of the year plus (z) target bonus prorated for the amount of time employed for the year in which termination occurs; (ii) up to 15 months of Company-reimbursed COBRA premiums; and (iii) vesting of all outstanding and unvested time-based stock-based awards then held by Dr. Schuetz will accelerate in full. Dr. Schuetz’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.
Barry Shin, J.D., M.B.A.
Mr. Shin, our Chief Financial Officer joined Compass on December 9, 2024 and serves as our principal financial officer. In connection with Mr. Shin’s appointment as Chief Financial Officer, Mr. Shin entered into an Employment Agreement with the Company, dated December 9, 2024 (the “Shin Employment Agreement”). Mr. Shin received a one-time, sign-on bonus of $50,000 at the time of his hire, subject to certain continuing service requirements. Pursuant to the Shin Employment Agreement, Mr. Shin is entitled to an annual base salary, which is subject to review and redetermination by our board of directors or our compensation committee, and he is eligible to receive an annual bonus determined by our board of directors or the compensation committee, with a target amount calculated as a percentage of his annual base salary. The Shin Employment Agreement also provides that his employment with us is “at-will,” his employment is not for a specified term, and he is eligible to participate in benefit programs made available to our employees generally.
Under the Shin Employment Agreement, if Mr. Shin’s employment is terminated by the Company other than for “Cause” (as defined in the Shin Employment Agreement) or if Mr. Shin terminates his employment for “Good Reason” (as defined in the Shin Employment Agreement), and if the termination does not occur during the 12 months following a Change in Control, Mr. Shin will receive the following severance benefits: (a) 9 months of continued base salary payments; (b) up to 9 months of Company-reimbursed COBRA premiums; and (c) if the date of termination is in the first quarter of the calendar year, any earned but unpaid annual bonus from the prior calendar year’s performance. In addition, if the Company terminates Mr. Shin other than for Cause or if Mr. Shin terminates his employment for Good Reason during the 12-month period following a Change in Control (as defined in the Shin Employment Agreement), then Mr. Shin will, instead of the severance benefits described above, receive the following severance benefits: (i) a lump sum payment equal to (x) 12 months of continued base salary payments and target bonus for such period, (y) unpaid annual bonus for the prior year if termination occurs in the first calendar quarter of the year plus (z) target bonus prorated for the amount of time employed for the year in which termination occurs; (ii) up to 12 months of Company-reimbursed COBRA premiums; and (iii) vesting of all outstanding and unvested time-based stock-based awards then held by Mr. Shin will accelerate in full. Mr. Shin’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.
Jonathan E. Anderman, J.D.
Mr. Anderman, our General Counsel and Corporate Secretary, joined Compass on August 30, 2021. Prior to being promoted to his current role on August 1, 2024, Mr. Anderman served as Vice President, Head of Legal Affairs and Corporate Secretary. In connection with Mr. Anderman’s appointments, he entered into an Employment Agreement with the Company, originally dated September 13, 2021, and subsequently amended on January 9, 2024 and August 1, 2024 (the “Anderman Employment Agreement”). Pursuant to the Anderman Employment Agreement, Mr. Anderman is entitled to an annual base salary, which is subject to review and redetermination by our board of directors or our compensation committee, and he is eligible to receive an annual bonus determined by our board of directors or the compensation committee, with a target amount calculated as a percentage of his annual base salary. The Anderman Employment Agreement also provides that his employment with us is “at-will,” his employment is not for a specified term, and he is eligible to participate in benefit programs made available to our employees generally.
Under the Anderman Employment Agreement, if Mr. Anderman’s employment is terminated by the Company other than for “Cause” (as defined in the Anderman Employment Agreement) or if Mr. Anderman terminates his employment for “Good Reason” (as defined in the Anderman Employment Agreement), and if the termination does not occur during the 12 months following a Change in Control, Mr. Anderman will receive the following severance benefits: (a) 9 months of continued base salary payments; (b) up to 9 months of Company-reimbursed COBRA premiums; and (c) if the date of termination is in the first quarter of the calendar year, any earned but unpaid annual bonus from the prior calendar year’s performance. In addition, if the Company terminates Mr. Anderman other than for Cause or if Mr. Anderman terminates his employment for Good Reason during the 12-month period following a Change in Control (as defined in the Anderman Employment Agreement), then Mr. Anderman will, instead of the severance benefits described above, receive the following severance benefits: (i) a lump sum payment equal to (x) 12 months of continued base salary payments and target bonus for such period, (y) unpaid annual bonus for the prior year if termination occurs in the first calendar quarter of the year plus (z) target bonus prorated for the amount of time employed for the year in which termination occurs; (ii) up to 12 months of Company-reimbursed COBRA premiums; and (iii) vesting of all outstanding and unvested time-based stock-based awards then held by Mr. Anderman will accelerate in full. Mr. Anderman’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.
Employee Benefit Plans
Retirement Plan
We offer a 401(k) plan to eligible employees, including our named executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We implemented a 4% matching contribution as of January 1, 2020, as well as a discretionary match, and we increased our matching contribution to 6% on June 1, 2023. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.
Indemnification of Officers and Directors
We have agreed to indemnify our directors and executive officers in certain circumstances. See “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”
Other Policies
Compensation Recovery Policy
We have adopted an incentive compensation recoupment policy that is applicable to our executive officers. If we determine that we must restate our financial results as reported in a periodic or other report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement under the U.S. securities laws, we will seek to recover or require forfeiture, at the direction of the Compensation Committee, after it has reviewed the facts and circumstances that led to the requirement of the restatement and the costs and benefits of seeking recovery, any excess incentive based compensation, received by an officer covered by the policy during the three completed fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.
Policy Regarding Timing of Awards of Options and Other Option-Like Instruments
During 2025, our Board of Directors and Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to any of our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, 10-Q or 8-K that discloses material nonpublic information.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025 regarding shares of common stock that may be used under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding Options, Warrants, and Rights	Weighted-average exercise price of outstanding options(2)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)(3)	17,380,555	$3.13	5,264,621
Equity compensation plans not approved by security holders(4)	—	—	4,000,000
Total	17,380,555	$3.13	9,264,621

(1)	Consists of the 2020 Plan and includes 1,028,125 restricted stock units.
(2)	The weighted-average exercise price information does not include any outstanding restricted stock unit awards.
(3)
The 2020 Plan has an evergreen provision whereby the number of shares of common stock reserved and available for issuance under the 2020 Plan is subject to an automatic annual increase on each January 1, beginning in 2021, by an amount equal to four percent of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Administrator (as defined in the 2020 Plan). Accordingly, on January 1, 2026, the number of shares of common stock reserved and available for issuance under the 2020 Plan increased by 7,132,940. This number in the table does not include such shares.

(4)
Consists of the Compass Therapeutics, Inc. 2025 Inducement Plan (the “Inducement Plan”), which we adopted in December 2025. Four million shares have been reserved for issuance under the Inducement Plan. The 2025 Inducement Plan was adopted by the Board of Directors without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2025 Inducement Plan may only be made to a newly hired employee who has not previously been an employee or director of us or any subsidiary, or following a bona fide period of non-employment by us or subsidiary, if that individual is granted such award in connection with their commencement of employment with us or a subsidiary and such grant is an inducement material to their entering into employment with us or such subsidiary. No shares were issued from the Inducement Plan as of December 31, 2025.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our PEO and the other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K).
Pay-Versus-Performance Table

Year (a)	Summary Compensation Table Total for PEO Schuetz ($)(1) (b)	Compensation Actually Paid to PEO Schuetz ($)(2) (c)	Summary Compensation Table Total for PEO Bisker-Leib ($)(3) (b)	Compensation Actually Paid to PEO Bisker-Leib ($)(4) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers($)(5) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($)(6) (e)	Value of Initial Fixed $100 Investment Based On:	Net Income (in thousands)(8) (g)
							Total Shareholder Return ($)(7) (f)
2025	5,097,150	11,406,846	—	—	1,411,150	3,288,463	344	(66,489)
2024	3,093,057	2,358,959	6,433,665	6,834,045	1,057,288	969,061	93	(49,375)

(1)
Thomas Scheutz served as our PEO from January 1, 2024 until January 9, 2024, when Dr. Vered Bisker-Leib became our Chief Executive Officer. Dr. Bisker Leib served as our PEO during the period from January 9, 2024 until May 28, 2024. Effective May 28, 2024, Thomas Scheutz became our Chief Executive Officer. Thomas Schuetz served as our PEO during 2025. The dollar amounts represent the amount of total compensation reported for our PEO Thomas Schuetz, for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table.

(2)	The Compensation Actually Paid to our PEO Thomas Schuetz reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

PEO (Thomas Schuetz)	2025	2024
Summary Compensation Table - Total Compensation	$5,097,150	$3,093,057
- Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$(4,065,000)	$(867,882)
+ Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$4,805,393	$1,379,449
+ Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$4,661,489	$(151,556)
+ Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$739,837	$148,565
+ Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,686,707	$73,262
- Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(1,518,730)	$(1,315,936)
= Compensation Actually Paid	$11,406,846	$2,358,959

For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(3)
Thomas Scheutz served as our PEO from January 1, 2024 until January 9, 2024, when Dr. Vered Bisker-Leib became our Chief Executive Officer. Dr. Bisker Leib served as our PEO during the period from January 9, 2024 until May 28, 2024. Effective May 28, 2024, Thomas Scheutz became our Chief Executive Officer. The dollar amounts represent the amount of total compensation reported for our PEO Vered Bisker-Leib, for 2024 in the “Total” column of the Summary Compensation Table.

(4)	The Compensation Actually Paid to our PEO Vered Bisker-Leib reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

PEO (Vered Bisker-Leib)	2025	2024
Summary Compensation Table - Total Compensation	$—	$6,433,665
- Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$—	$(2,386,676)
+ Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$—	$3,073,990
+ Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$—	$(116,532)
+ Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$408,555
+ Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$—	$245,080
- Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$(824,037)
= Compensation Actually Paid	$—	$6,834,045

For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(5)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (collectively, our NEOs) as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The NEOs (excluding our PEOs) for fiscal years 2025 and 2024 were Mr. Shin and Mr. Anderman. Mr. Shin joined the Company in December 2024 and therefore did not have a full year of compensation in 2024.

(6)
The Compensation Actually Paid to our NEOs (excluding PEOs) on average reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

NEOs (average)	2025	2024
Summary Compensation Table - Total Compensation	$1,411,150	$1,057,288
- Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$(718,150)	$(746,635)
+ Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$849,116	$675,242
+ Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$1,589,729	$(15,978)
+ Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$178,372	$51,185
+ Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$489,214	$24,015
- Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(510,968)	$(76,056)
= Compensation Actually Paid	$3,288,463	$969,061

For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(7)
Total shareholder return is calculated by assuming that a $100 investment was made on the close of trading on December 31, 2023. Our company did not pay any dividends during fiscal years 2024 and 2025.

(8)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
Analysis of the Information Presented in the Pay Versus Performance Table
Narrative Disclosure
As discussed above, we use a combination of short-term cash incentive compensation opportunities for our executives, in the form of annual cash bonuses to incentivize and award delivery of the Company’s strategy and corporate objectives, and long-term equity incentive compensation, consisting of stock options and restricted stock units. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.
Compensation Actually Paid and Company Total Shareholder Return
The following graph reflects the relationship between our PEO (Thomas Schuetz), PEO2 (Vered Bisker Leib) and average non-PEO NEO “compensation actually paid” (“CAP”) and our cumulative Total Shareholder Return (“TSR”), assuming an initial fixed investment on December 31, 2023 of $100, for the fiscal years ended December 31, 2025 and 2024.

Compensation Actually Paid and Net Income
The following graph reflects the relationship between our PEO, PEO2 and average non-PEO NEO CAP, and our net income (loss) for the fiscal years ended December 31, 2025 and 2024. Because we are not a commercial-stage company, we did not have any revenue during the years ending 2025 and 2024. Consequently, our company has not historically looked to net income (loss) as a performance measure for our executive compensation program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2024 and 2025) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Employment Arrangements
See “Corporate Governance – Employment Arrangements with our Named Executive Officers.”
Other Transactions
We have granted equity awards to our executive officers. For a description of these equity awards granted to such individuals, see the section titled “Executive Compensation.” We have also granted equity awards to certain members of the Board of Directors. For a description of these equity awards, see the section titled “Non-Employee Director Compensation.”
Limitation of Liability and Indemnification of Officers and Directors
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our Amended and Restated Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Amended and Restated Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Amended and Restated Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Related Person Transaction Policy
Our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates must be approved by our Audit Committee. This policy became effective on June 17, 2020. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
As appropriate for the circumstances, the Audit Committee will review and consider:
•	the related person’s interest in the related person transaction;
•	the approximate dollar amount involved in the related person transaction;
•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-party transaction; and
•
any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2026 by:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and current executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 180,087,915 shares of our common stock outstanding as of March 31, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.
Unless otherwise indicated below, the address for each beneficial owner is c/o Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135.

	Shares Beneficially Owned
Name and address of beneficial owner	Number	Percentage
5% Stockholders:
Entities affiliated with Tang Capital Management, LLC(1)	17,176,510	9.5%
Entities affiliated with OrbiMed Advisors, LLC(2)	15,219,994	8.5%
Entities affiliated with Suvretta Capital Management, LLC(3)	14,101,159	7.8%
Entities affiliated with Vivo Opportunity, LLC(4)	9,545,466	5.3%
BlackRock, Inc.(5)	9,271,644	5.1%
Named Executive Officers and Directors:
Thomas J. Schuetz, MD, Ph.D.(6)	9,635,644	5.2%
Barry Shin(7)	375,461	*
Jonathan Anderman(8)	674,782	*
Phil Ferneau, MBA, J.D.(9)	505,946	*
Carl L. Gordon, Ph.D., CFA(2)	15,333,772	8.5%
Mary Ann Gray(10)	112,554	*
Ellen Chiniara(11)	112,554	*
James P. Boylan(12)	7,822,344	4.3%
Richard S. Lindahl(13)	73,582	*
All current directors and named executive officers as a group(9 persons)(14)	34,646,639	18.7%

*	Represents beneficial ownership of less than one percent.
(1)
Based on information contained in the Schedule 13G filed with the SEC on November 14, 2025. Tang Capital Partners, LP (“TCP”), has shared voting power over 10,274,944 shares of common stock, Tang Capital Partners International, LP (“TCPI”), has shared voting power over 5,568,566 shares of common stock, Tang Capital Partners III, Inc. (“TCP3”), has shared voting power over 999,750 shares of common stock, and Tang Capital Partners IV, Inc. (“TCP4”), has shared voting power over 333,250 shares of common stock. Tang Capital Management, LLC (“TCM”) is the general partner of TCP, TCPI, TCP3, and TCP4 and shares voting and dispositive power of shares of common stock held by TCP, TCPI, TCP3, TCP4 and Kevin Tang. Kevin Tang is the sole manager of TCM and shares voting and dispositive power over shares of common stock held by TCP, TCPI, TCP3, TCP4 and TCM. The business address for each of TCM, Kevin Tang, TCP, and TCPI is 4747 Executive Drive, Suite 210, San Diego, CA 92121. The address of TCP3 and TCP4 is 400 S. 4th Street, 3rd Floor, Las Vegas, NV 89101.

(2)
Based on information contained in the Schedule 13D/A filed with the SEC on August 15, 2025, reporting beneficial ownership of OrbiMed Advisors LLC (“OrbiMed”). Consists of a total of 15,219,994 shares of common stock over which OrbiMed Private Investments V – KA, LP (“OPI V-KA”) has shared voting and dispositive power of common stock. The address for each entity and person described above is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

OrbiMed Capital GP V LLC (“OrbiMed GP”) is the general partner of OPI V-KA, pursuant to the terms of the limited partnership agreement of OPI V-KA, and OrbiMed is the managing member of OrbiMed GP. As a result, OrbiMed and OrbiMed GP share power to direct the vote and disposition of the shares of common stock held by OPI V-KA and may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares of common stock held by OPI V-KA. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, a director of the Company, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares of common stock held by OPI V-KA.
In addition, Carl L. Gordon includes options to purchase 113,778 shares of common stock that are exercisable within 60 days of March 31, 2026.
(3)
Based on information contained in the Schedule 13G filed with the SEC on August 21, 2025, reporting beneficial ownership of Suvretta Capital Management, LLC., Averill Master Fund, Ltd. which has shared voting and dispositive power of 14,101,159 shares of common stock, including 12,229,050 shares owned by Averill Master Fund, Ltd., an advisory client of Suvretta Capital Management, LLC. Aaron Cowen has shared voting and dispositive power over 14,101,159 shares of common stock. The address for Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor New York, New York 10022.

(4)
Based on information contained in the Schedule 13G filed with the SEC on November 14, 2025, reporting beneficial ownership of Vivo Opportunity, LLC (“Vivo US”), which has sole voting and dispositive power of 8,995,979 shares of common stock. Those shares are held of record by Vivo Opportunity Fund Holdings, L.P. (“Vivo Opportunity”). Vivo US is the general partner of Vivo Opportunity. Vivo Opportunity Cayman, LLC (“Vivo Cayman”) beneficially owns 549,487 shares of common stock. The common stock is held of record by Vivo Opportunity Cayman Fund, L.P. (“Vivo Opportunity Cayman” and together with Vivo US, Vivo Opportunity and Vivo Cayman, “Vivo”). Vivo Cayman is the general partner of Vivo Opportunity Cayman. The address for Vivo is 192 Lytton Avenue, Palo Alto, CA 94301.

(5)
Based on information contained in the Schedule 13G filed with the SEC on January 21, 2026, reporting beneficial ownership of BlackRock, Inc. which has sole voting power of 9,138,337 shares of common stock and sole dispositive power of 9,271,644 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)	Consists of (i) 5,909,586 shares of common stock and (ii) options to purchase 3,726,058 shares of common stock that are exercisable within 60 days of March 31, 2026.
(7)	Consists of (i) 100,000 shares of common stock and (ii) options to purchase 275,461 shares of common stock that are exercisable within 60 days of March 31, 2026.
(8)	Consists of (i) 21,000 shares of common stock and (ii) options to purchase 653,782 shares of common stock that are exercisable within 60 days of March 31, 2026.
(9)
Consists of 400,280 shares of common stock owned directly by Vox Health Fund, L.P. Philip Ferneau also holds options to purchase 105,666 shares of common stock that are exercisable within 60 days of March 31, 2026. Mr. Ferneau, a member of our Board of Directors, is a managing partner of Borealis Ventures, which owns 2,348,976 shares of common stock directly by Borealis Granite Fund, L.P. Borealis Capital Partners III, LLC is the general partner of Borealis Granite Fund, L.P. Borealis Capital Partners IV, LLC is the general partner of Vox Health Fund, L.P. Voting and investment decisions with respect to the securities held by Borealis Granite Fund, L.P. are made by a committee of three or more individuals, none of whom individually has the power to direct such decisions. Mr. Ferneau holds a majority ownership interest in Borealis Capital Partners IV, LLC and is the designated manager with voting and investment power over the shares held by Vox Health Fund, L.P. Mr. Ferneau disclaims beneficial ownership of the shares held by Borealis Granite Fund, L.P., except to the extent of any actual pecuniary interest. The address for Borealis Granite Fund, L.P. and Vox Health Fund, L.P. is 10 Allen Street, Hanover, New Hampshire 03755.

(10)	Consists of options to purchase 112,554 shares of common stock that are exercisable within 60 days of March 31, 2026.
(11)	Consists of options to purchase 112,554 shares of common stock that are exercisable within 60 days of March 31, 2026.
(12)
Based on information contained in the Schedule 13D filed with the SEC on August 18, 2025, reporting beneficial ownership of Commander Aggregator, LP. Commander Aggregator, LP, has shared voting and dispositive power of 7,788,150 shares of common stock. Commander Aggregator, LP is a wholly-owned subsidiary of Enavate Sciences, LP. Enavate Sciences GP, LLC is the sole general partner of each of Enavate Sciences, LP and Commander Aggregator, LP. Enavate Sciences Holdings, LLC is the sole and managing member of Enavate Sciences GP, LLC. Patient Square Equity Advisors, LP is the sole and managing member of Enavate Sciences Holdings, LLC, and has delegated all investment decisions with respect to the shares of common stock, including voting and dispositive power, to the board of managers of Enavate Sciences Holdings, LLC (the “Holdings Board”). All voting and investment decisions with respect to the shares of common stock are made by a majority of the votes of the Holdings Board. Which as of August 18, 2025 consisted of Jim Momtazee, Neel Varshney, Laura Furmanski and James P. Boylan, a director of the Company, each of whom expressly disclaims beneficial ownership of the shares of common stock. James P. Boylan includes options to purchase 34,194 shares of common stock that are exercisable within 60 days of March 31, 2026. The address for each of the entities and individuals described above is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801.

(13)	Consists of options to purchase 73,582 shares of common stock that are exercisable within 60 days of March 31, 2026.
(14)
Consists of (i) 29,439,010 shares of common stock and (ii) options to purchase 5,207,629 shares of common stock that are exercisable within 60 days of March 31, 2026 and includes all current directors and named executive officers as of March 31, 2026.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
CohnReznick LLP has served as our independent auditor since 2020. Compass incurred the following fees from CohnReznick LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2025 and 2024.

	2025	2024
Audit fees	$310,800	$269,850
Audit-related fees(1)	129,570	—
Tax fees(2)	68,829	74,918
Total fees	$509,199	$344,768

(1)
Represents audit-related fees for services rendered for 2025 and 2024 including fees for services associated with documents filed with the SEC, such as registration statements, consents and comfort letters.

(2)	Tax fees include annual tax return preparation and a review of the Company’s research and development tax credits.
Audit Committee Pre-Approval Policy and Procedures
Our Board of Directors has adopted and our Audit Committee has ratified policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2025 and 2024 fiscal years, no services were provided to us by CohnReznick LLP other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Compass’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Compass’s independent registered public accounting firm, (3) the performance of Compass’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.
Management is responsible for the preparation of Compass’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Compass’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Compass for the fiscal year ended December 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Compass be included in Compass’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, that was filed with the SEC on March 5, 2026. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF COMPASS THERAPEUTICS, INC.

Richard Lindahl, Chair

James Boylan

Ellen Chiniara

April 29, 2026

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Amended and Restated Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 10, 2027 and no later than March 12, 2027. Stockholder proposals and the required notice should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

COMPASS THERAPEUTICS, INC.
80 GUEST ST., SUITE 601
BOSTON, MA 02135

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMPX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96389-P51250

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPASS THERAPEUTICS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS.

Nominees:	For	Withhold
1a. Thomas J. Schuetz, M.D., Ph.D.	☐	☐
1b. Richard S. Lindahl, M.B.A.	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "1 YEAR" ON PROPOSAL 4.

	1 Year	2 Years	3 Years	Abstain
4. To approve, on a non-binding, advisory basis, the holding of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 2025 Annual Report and Form 10-K are available at www.proxyvote.com.

V96390-P51250

COMPASS THERAPEUTICS, INC.

Proxy for Annual Meeting of Stockholders on June 10, 2026

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dr. Thomas J. Schuetz and Mr. Barry Shin, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock that the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of COMPASS THERAPEUTICS, INC. to be held on June 10, 2026, 9:00 a.m. Eastern Time virtually at www.virtualshareholdermeeting.com/CMPX2026 and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND FOR A "1 YEAR" FREQUENCY ON PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side